UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2021
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 3rd Avenue N, Ste 356 Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

7308 Aspen Lane N, Ste 153, Minneapolis, MN 55428
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.
Results of Operations and Financial Condition.

On August 13, 2021, Insignia Systems, Inc. (the “Company”) issued a press release announcing certain preliminary estimated financial results and preliminary restated results for the fiscal quarters ended June 30, 2021 and 2020. The full text of the press release is furnished as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 4.02.
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 10, 2021, the audit committee of the Company’s board of directors, after considering the recommendation of management, concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2020 and 2019, included in the Company’s annual report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and the Company’s unaudited financial statements for the periods ended September 30, 2020 and 2019, June 30, 2020 and 2019, and March 31, 2020 and 2019, included in the Company’s quarterly reports on Form 10-Q for the periods ended September 30, 2020, June 30, 2020, and March 31, 2020 (the “2020 Quarterly Reports”) and the Company’s unaudited financial statements for the quarterly periods ended March 31, 2021 and 2020 included in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2021 (together with the 2020 Annual Report and 2020 Quarterly Reports, the “Reports”) and the related report of its independent registered public accounting firm, Baker Tilly US LLP (“Baker Tilly”), should no longer be relied upon. Also, management’s report on internal controls over financial reporting for the year ended December 31, 2020 should no longer be relied upon.

Commencing in the second quarter of 2021, management conducted a review of the Company’s sales tax positions, and related accounting, with the assistance of outside consultants. As a result of the review, it was determined that certain non-POPs services/products sales were subject to sales tax and that the Company had not assessed sales tax on sales of those services/products to customers. Company management then undertook a process to obtain documentation from significant customers to determine if each was exempt from sales tax assessments during the applicable periods. Based on responses received from these customers, the Company determined that it did not properly accrue sales tax and accrued the estimated sales tax incurred on customers who were not tax exempt from sales tax assessment. The Company has identified the misstatements described below and expects to restate the previously issued financial statements of the Company that were included in the Reports (the “Restated Financial Statements”).

The misstatements in the financial statements included in the Reports are considered material and the Company expects to file amendments to those reports. For sales to the Company’s customers that were not exempt, the Company expects to record sales tax accruals as of the ends of the periods presented in the Reports, plus estimated interest and penalties. The Company has also determined on which past sales the Company will bill for sales tax and seek to collect from customers that were not tax exempt. The Company expects to record accounts receivable deemed probable of collection for each of the same periods. The difference between the recorded accruals and accounts receivable will be a reduction to cumulative pre-tax income through the periods presented. The Company also expects to record any tax benefit related to the reductions. The net assets on the balance sheets are expected to be reduced as a result.

For the quarter ended March 31, 2021, the Company expects to record a reduction in previously reported net sales of $50,000 to $150,000 and an increase in previously reported net loss of $50,000 to $200,000. For the year ended December 31, 2020 the Company expects to record a reduction in previously reported net sales of $175,000 to $300,000 and an increase in previously reported net loss of $325,000 to $450,000. The preliminary restated results for the quarter ended June 30, 2020 set forth in Exhibit 99.1 also reflect preliminary estimates of the impacts of the foregoing restatement for that period.

Management has determined that a material weakness existed in the Company’s internal control over financial reporting, and that disclosure controls and procedures were not effective at December 31, 2020 and March 31, 2021. The Company has enhanced its procedures and controls surrounding the accounting for sales and use taxes, and will continue refine these procedures and controls.

The Company has discussed with Baker Tilly the matters related to the restatement as disclosed in this Item 4.02.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description	Method of Filing
99.1	Press Release, dated August 13, 2021	Furnished Electronically

The information contained in Items 2.01 and 9.01 of this current report and Exhibit 99.1 is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information and exhibit shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc. (Registrant)

Date: June 11, 2021	By: /s/ Zackery A. Weber Zackery A. Weber Senior Director of Financial Planning & Analysis (on behalf of registrant)